Exhibit 99

FOR IMMEDIATE RELEASE	February 14, 2005

MAIR HOLDINGS, INC. REPORTS FISCAL 2005 THIRD QUARTER RESULTS

Minneapolis/St. Paul – (February 14, 2005) – MAIR Holdings, Inc. (NASDAQ: MAIR) today reported net income of $1.5 million for the fiscal 2005 third quarter ended December 31, 2004 compared to net income of $0.7 million in the comparable fiscal 2004 period.  On a per diluted share basis, the fiscal 2005 third quarter income resulted in $0.07 per diluted share compared with $0.03 per diluted share in the comparable fiscal 2004 period.

“While the fiscal third quarter results improved modestly year-over-year, the quarter was negatively impacted by the operational challenges of the last two weeks of December.  Poor weather in each of the hub operations affected both of our aircraft operations and Mesaba’s ground handling business,” said Paul Foley, MAIR Holdings’ president and chief executive officer.  “Especially in this difficult environment, we appreciate the people at both Mesaba Aviation and Big Sky who continued to provide the best customer service possible,” Foley continued.

Operating income increased 208% to $1.8 million in the third quarter of fiscal 2005 compared to $0.6 million reported in the third quarter of fiscal 2004.  Operating revenue for the third quarter increased 0.2% to $115.5 million compared with $115.3 million during the same quarter a year ago.  Operating expenses for the third quarter decreased 0.9% to $113.7 million compared with $114.7 million during the same quarter a year ago.  Operating expenses in the prior period included a one-time $2.7 million retroactive pilot pay expense resulting from the new pilot contract.  Mesaba Aviation is insulated from higher fuel prices as a result of its operating contracts with Northwest Airlines.

During the fourth quarter of fiscal 2005, the Company determined that it had incorrectly accounted for certain aircraft leases that contained reduced rent obligations over a portion of the lease terms.  This resulted in an understatement of aircraft rents, other assets, net and other noncurrent liabilities and an overstatement of net income, retained earnings and shareholders’ equity, none of which were material to previously issued financial statements.  The Company has restated its financial statements to record aircraft rents on a straight-line basis over the lease terms.  For the three and nine months ended December 31, 2003, this restatement reduced net income less than $0.1 million and $0.1 million, respectively, and reduced diluted earnings per share by $0.01 in each period.  The Company reduced its retained earnings by $0.7 million at March 31, 2004 to reflect the cumulative after-tax effect for additional aircraft rents that should have been recorded in previous periods.

The Company intends to include restated consolidated financial statements for fiscal 2004 and 2003 in its Annual Report on Form 10-K for the year ending March 31, 2005, and to include restated consolidated financial statements for the fiscal 2005 interim periods in its future Quarterly Reports on Form 10-Q.

QUARTERLY CONFERENCE CALL

MAIR Holdings will conduct a live webcast to discuss its fiscal 2005 third quarter earnings today at 1:00 PM (CST).  The webcast will be available through the MAIR Holdings’ web site at www.mairholdings.com under the “Investor” link or at www.actioncast.acttel.com, Event ID: 27393.

ABOUT THE COMPANY

MAIR Holdings’ primary business units are its regional airline subsidiary Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary Big Sky Transportation Co., d/b/a Big Sky Airlines.  MAIR Holdings, Inc. is traded under the symbol MAIR on the NASDAQ National Market.  More information about MAIR Holdings is available on the Internet at www.mairholdings.com.

Mesaba Aviation operates as a Northwest Jet Airlink and Airlink partner under service agreements with Northwest Airlines.  Currently, the airline serves 111 cities in 32 states and Canada from Northwest’s and Mesaba Aviation’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis.  Mesaba Aviation operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85 and the 30-34 passenger Saab SF340.  Mesaba Aviation maintains a web site at www.mesaba.com.

Big Sky currently serves 18 cities in Montana, North Dakota, Washington and Idaho using nine Fairchild Metro III/23, 19 seat aircraft.  Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines and America West Airlines.  Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation.  Big Sky maintains a web site at www.bigskyair.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR Holdings, Inc.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR Holdings, Inc. cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors Relating to the Company and the Airline Industry’ in the company’s Annual Report on Form 10-K for the year ended March 31, 2004 and Form 10-Q for the quarter ended September 30, 2004.

Note to editors: Summary financial and operating information follows.

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Media Contact:	Jon Austin, 612-337-0354
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except per share information)

	Quarter Ended December 31			Nine Months Ended December 31
	2004	2003	Favorable (Unfavorable)	2004 (1)	2003	Favorable (Unfavorable)
	As restated (1)			As restated (1)
Operating revenues
Passenger	$104,267	$107,161		$312,971	$323,606
Freight and other	11,245	8,166		30,353	23,216
Total revenues	115,512	115,327	0.2%	343,324	346,822	-1.0%
Operating expenses
Wages and benefits	37,608	37,660		109,445	109,443
Aircraft fuel	5,474	5,707		16,005	17,183
Aircraft maintenance	21,963	21,399		63,704	60,354
Aircraft rents	25,814	26,591		76,716	80,281
Landing fees	1,541	1,867		5,120	5,437
Insurance and taxes	1,703	2,261		6,107	7,759
Depreciation and amortization	4,134	4,186		11,242	13,019
Administrative and other	15,429	15,057		43,113	41,876
Total operating expenses	113,666	114,728	0.9%	331,452	335,352	1.2%

Operating income	1,846	599	208.2%	11,872	11,470	3.5%

Nonoperating income, net	803	486		1,702	3,825
Income before income taxes	2,649	1,085	144.1%	13,574	15,295	-11.3%
Provision for income taxes	1,156	370		4,481	7,228
Net income	$1,493	$715	108.8%	$9,093	$8,067	12.7%

Earnings per common share - basic	$0.07	$0.04		$0.44	$0.40
Earnings per common share - diluted	$0.07	$0.03		$0.43	$0.39

Weighted average shares - basic	20,524	20,333		20,483	20,325
Weighted average shares - diluted	21,123	20,522		20,996	20,451

(1)                                  During the fourth quarter of fiscal 2005, the Company determined that it had incorrectly accounted for certain aircraft leases that contained reduced rent obligations over a portion of the lease terms.  The Company has restated its consolidated financial statements to record aircraft rents on a straight-line basis over the lease terms.  For the three and nine months ended December 31, 2003, this restatement reduced net income $44 and $132, respectively, and reduced diluted earnings per share by $0.01 in each period.  The results of operations for the nine months ended December 31, 2004 give effect to this restatement by reducing previously reported net income for the six months ended September 30, 2004 by $88, reducing basic and diluted earnings per share by $0.01.

MAIR Holdings, Inc

Condensed Consolidated Balance Sheets

(Unaudited - in thousands)

	December 31 2004	March 31 2004
		As restated (2)

Assets
Cash and cash equivalents	$75,260	$54,561
Short term investments	49,849	67,285
Other current assets	59,985	53,947
Net property and equipment	37,357	39,722
Long term investments	42,596	38,084
Other assets, net	12,500	14,167
Total assets	$277,547	$267,766

Liabilities and Shareholders’ Equity
Current liabilities	$76,399	$76,057
Other noncurrent liabilities	6,486	7,448
Shareholders’ equity	194,662	184,261
Total liabilities and shareholders’ equity	$277,547	$267,766

(2)                                  During the fourth quarter of fiscal 2005, the Company determined that it had incorrectly accounted for certain aircraft leases that contained reduced rent obligations over a portion of the lease terms.  The Company has restated its consolidated financial statements to record aircraft rents on a straight-line basis over the lease terms.  The Company reduced its retained earnings by $668 at March 31, 2004 to reflect the cumulative after-tax effect for additional aircraft rents that should have been recorded in previous periods.

MAIR Holdings, Inc

Selected Operating Statistics By Operating Entity

(Unaudited)

	Quarter Ended December 31				Nine Months Ended December 31
	2004	2003	Favorable (Unfavorable)		2004	2003	Favorable (Unfavorable)
Mesaba Aviation, Inc.
Passengers	1,412,966	1,469,604	-3.9%		4,290,221	4,457,906	-3.8%
Available seat miles (000s)	793,269	760,478	4.3%		2,307,486	2,251,391	2.5%
Revenue seat miles (000s)	511,531	466,544	9.6%		1,528,490	1,399,811	9.2%
Load Factor	64.5%	61.3%	3.2	pts	66.2%	62.2%	4.0	pts
Departures	52,423	56,239	-6.7%		156,383	170,305	-8.2%
Revenue per ASM (cents)	14.1	14.6	-3.6%		14.4	14.8	-3.0%
Cost per ASM (cents)	13.6	14.4	5.0%		13.7	14.2	3.2%

Big Sky Transportation Co.
Passengers	22,350	25,755	-13.2%		65,712	83,687	-21.5%
Available seat miles (000s)	14,101	17,394	-18.9%		45,441	59,401	-23.5%
Revenue seat miles (000s)	5,563	6,519	-14.7%		16,656	21,442	-22.3%
Load Factor	39.5%	37.5%	2.0	pts	36.7%	36.1%	0.6	pts
Departures	4,813	5,325	-9.6%		14,928	18,423	-19.0%
Revenue per ASM (cents)	26.4	23.6	11.9%		24.8	21.5	13.2%
Cost per ASM (cents)	30.3	29.4	-3.1%		30.0	25.2	-9.9%